Exhibit 4
                                                                       ---------

                          AMENDMENT TO RIGHTS AGREEMENT

         AMENDMENT, effective as of June 5, 1996, to the Rights Agreement, dated as of September 28, 1995, between Bailey Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as Rights Agent (the "Rights Agent') (the "Rights Agreement").

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

         WHEREAS, the Company and the Rights Agent desire to amend the Right Agreement in accordance with Section 26 of the Rights Agreement;

         THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

         1. The definition of "Acquiring Person" in Section 1 is amended by adding at the end of said definition:

                           None of  Venture  Holdings  Trust,  a  Grantor  Trust
                  ("Parent"), Vemco Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser") and their Affiliates shall be deemed to be an Acquiring Person by virtue of (x) execution of the Agreement and Plan of Merger, dated as of June 5, 1996 (the "Merger Agreement," which term shall include any amendments thereto) by and between the Company and Purchaser, (y) execution of the Tender and Option Agreement, dated as of June 5, 1996, by and between certain Stockholders of the Company and Purchaser (the "Tender and Option Agreement') or (z) the consummation of any of the transactions contemplated thereby, including, without limitation, the publication or other announcement of the Offer (as defined therein), the consummation of the Offer and Merger (as defined therein) or the purchase of shares of Common Stock by the Purchaser.

         2. The first sentence of Section 3(b) is amended by adding the following at the end of said sentence:

                  ; provided, however, that neither the

                                       -6-





                  execution nor the public announcement of (x) the Offer, (y) the Merger or (z) any transaction that results in the Parent, Purchaser or any of their Affiliates becoming the Beneficial Owner of shares equaling or exceeding the Ownership Threshold, shall constitute an event giving rise to a Distribution Date.

         3. Section 7(a) is amended by adding the following at the end of said Section:

                           Notwithstanding anything to the contrary contained in
                  this Rights Agreement, none of the Offer and Tender and Option Agreement or the Merger shall constitute an event giving rise to any entitlement to exercise any Rights, or an event giving rise to any adjustment as described in Section 11 or Section 12 of this Rights Agreement.

         4. Section 14(b) is amended by adding the following at the end of said Section:

                  ; provided, however, that the provisions of this Section 14(b) are not applicable to limit, in any manner, consummation of the Offer, the Tender and Option Agreement or the Merger pursuant to, and in accordance with, the terms of the Merger Agreement.

         5. Section 24 is amended by adding the following subsection (c) at the end of said Section:

                           (c) Notwithstanding any other provision of this Rights Agreement, upon consummation of the Merger, pursuant to, and in accordance with, the terms of the Merger Agreement, all Rights shall expire.

         6. The term "Rights Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         7. The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.







         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be dully executed as of the date first above written.


                                              BAILEY CORPORATION


                                              By:  /s/  Roger R. Phillips
                                                   -----------------------
                                                   Name:  Roger R. Phillips
                                                   Title: Chairman



                                              STATE STREET BANK & TRUST CO.,
                                                   as Rights  Agent


                                              By:  /s/  Vincent J. Quealy, Jr.
                                                   ---------------------------
                                                   Name:  Vincent J. Quealy, Jr.
                                                   Title: Managing Director